Exhibit 99.1

Contact:	Ravi Ganti Investor Relations 312-394-2348 Paul Adams Corporate Communications 410-470-4167	FOR IMMEDIATE RELEASE

EXELON ANNOUNCES FOURTH QUARTER AND FULL YEAR 2012

RESULTS; INTRODUCES 2013 GUIDANCE; DECLARES FIRST QUARTER

DIVIDEND AND SETS REVISED DIVIDEND POLICY

CHICAGO (Feb. 7, 2013) — Exelon Corporation (NYSE: EXC) announced fourth quarter and full year 2012 consolidated earnings as follows:

Exelon Consolidated Earnings (unaudited)

	Full Year		Fourth Quarter
	2012	2011	2012	2011
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$2,330	$2,763	$547	$544
Diluted Earnings per Share	$2.85	$4.16	$0.64	$0.82

GAAP Results:
Net Income ($ millions)	$1,160	$2,495	$378	$606
Diluted Earnings per Share	$1.42	$3.75	$0.44	$0.91

“Exelon had another strong year of operational performance and closed on a very successful, transformational merger that gives us a presence across the value chain,” said Christopher M. Crane, Exelon’s president and CEO. “Despite major storms and severe economic challenges, we delivered 2012 earnings within our guidance range. We have revised our dividend, effective with the second quarter 2013 dividend, to position us to maintain our investment grade rating, return a stable dividend and provide capacity to invest in growth.”

Fourth Quarter Operating Results

Fourth quarter 2012 earnings include financial results for Constellation Energy and Baltimore Gas and Electric Company (BGE). Therefore, the composition of results of operations from 2012 and 2011 are not comparable for Exelon Generation Company, LLC (Generation), BGE and Exelon.

1

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings declined to $0.64 per share in the fourth quarter of 2012 from $0.82 per share in the fourth quarter of 2011. Earnings in fourth quarter 2012 primarily reflected the following negative factors:

•

Lower energy margins at Generation, resulting from decreased capacity pricing related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market, higher nuclear fuel costs and lower realized market prices for the sale of energy in the Mid-Atlantic and Midwest regions;

•	Higher operating and maintenance expenses, including increased labor, contracting and materials and the impact of higher storm costs at PECO and BGE due to Sandy;

•	Impact of increased average diluted common shares outstanding as a result of the merger; and

•	Higher depreciation and amortization expense due to ongoing capital expenditures.

These factors were partially offset by:

•	The addition of Constellation Energy’s contribution to Generation’s energy margins; and

•	Favorable impacts of weather at ComEd and PECO.

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2012 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-Market Impact of Economic Hedging Activities	$123	$0.14
Unrealized Gains Related to NDT (Nuclear Decommissioning Trust) Fund Investments	$2	—
Plant Retirements and Divestitures	$(38)	$(0.05)
Constellation Merger and Integration Costs	$(46)	$(0.05)
Non-Cash Remeasurement of Deferred Income Taxes	$1	—
Amortization of Commodity Contract Intangibles	$(211)	$(0.24)
Amortization of the Fair Value of Certain Debt	$3	—
Asset Retirement Obligation	$5	$0.01
Midwest Generation Bankruptcy Charges	$(8)	$(0.01)

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2011 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-Market Impact of Economic Hedging Activities	$45	$0.07
Unrealized Gains Related to NDT Fund Investments	$46	$0.07
Plant Retirements and Divestitures	$(4)	$(0.01)
Constellation Merger and Integration Costs	$(21)	$(0.03)
Non-Cash Remeasurement of Deferred Income Taxes	$(4)	$(0.01)

2

Dividend

Exelon’s Board of Directors declared the first quarter 2013 dividend of $0.525 per share and approved a revised dividend policy going forward. The first quarter dividend is payable on March 8, 2013 to shareholders of record at 5:00 PM EST on Feb. 19, 2013. The first quarter dividend is based on our previous level of $2.10 per share on an annualized basis, while the new dividend contemplates a regular $0.31 per share quarterly dividend beginning in the second quarter of 2013 (or $1.24 per share on an annualized basis). Exelon intends to maintain the normal cadence of quarterly dividend declarations by the Board, so the Board will take formal action to declare the next dividend in the second quarter.

2013 Earnings Outlook

Exelon introduced a guidance range for 2013 adjusted (non-GAAP) operating earnings of $2.35 to $2.65 per share. Operating earnings guidance is based on the assumption of normal weather.

The outlook for 2013 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities;

•	Financial impacts associated with the planned retirement of fossil generating units and the sale in the fourth quarter of 2012 of three generating stations as required by the merger;

•	Certain costs incurred related to the Constellation merger and integration initiatives;

•	Non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date;

•	Non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013;

•	Significant impairments of assets, including goodwill;

•	Other unusual items; and

•	Significant changes to GAAP.

Fourth Quarter and Recent Highlights

•

Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 34,882 gigawatt-hours (GWh) in the fourth quarter of 2012, compared with 34,893 GWh in the fourth quarter of 2011. The output data excludes the units owned by Constellation Energy Nuclear Group LLC (CENG). Excluding Salem and the units owned by CENG, the Exelon-operated nuclear plants achieved a 93.0 percent capacity factor for both the fourth quarter of 2012 and fourth quarter of 2011. The number of planned refueling outage days totaled 113 in the fourth quarter of 2012 versus 103 days in the fourth quarter of 2011. The number of non-refueling outage days at the Exelon-operated plants totaled one day in the fourth quarter of 2012, compared with 11 days in the fourth quarter of 2011.

3

•

Fossil and Renewables Operations: The equivalent demand forced outage rate for Generation’s fossil fleet was 1.5 percent in the fourth quarter of 2012, compared with 1.6 percent in the fourth quarter of 2011. The 2012 results include former Constellation plants, exclusive of the Maryland Clean Coal plants that were sold on Dec. 3, 2012, whereas 2011 data includes only legacy Exelon plants. The equivalent availability factor for the hydroelectric facilities was 95.0 percent in the fourth quarter of 2012, compared with 95.9 percent in the fourth quarter of 2011. The energy capture for the wind fleet was 92.2 percent in the fourth quarter of 2012, compared with 94.8 percent in the fourth quarter of 2011.

•

ComEd Distribution Formula Rate Cases: On Oct. 3, 2012, the Illinois Commerce Commission (ICC) issued its final Order on Remand (Rehearing Order) in ComEd’s expedited rehearing of specific items pursuant to the Electric Infrastructure Modernization Act (EIMA). The Rehearing Order (which covered docket 11-0721) addressed three key conclusions reached in the ICC’s May Order: (1) ComEd’s pension asset recovery; (2) the rate of interest to affix to over or under recovered costs; and (3) the use of a year-end or an “average year” rate base in determining ComEd’s reconciliation revenue requirement. In the Rehearing Order, the ICC adopted ComEd’s position on the return on its pension asset. As a result, ComEd recorded in the fourth quarter an increase in revenue of approximately $135 million pre-tax in 2012 consistent with the terms of the Rehearing Order.

On Dec. 19, 2012, the ICC ruled on ComEd’s formula rate (docket 12-0321) setting rates for 2013 based on (1) 2011 actual costs updated for 2012 plant additions and the associated depreciation and accumulated deferred income taxes and (2) reconciling the revenue requirements underlying the rates in effect in 2011 with 2011 actual costs and factoring in the ROE Collar. The ICC approved a $72.6 million increase over the rates approved in docket 11-0721 on re-hearing. ComEd had requested an increase of $74.2 million. The contested items from docket 11-0721 on re-hearing such as use of average vs. year-end rate base and the interest rate on the reconciliation are currently under appeal with the court and are not included in the approved amount.

•

Credit Facility Synergies: On Dec. 31, 2012, Exelon achieved targeted credit facility reductions and associated synergies with the termination of the $1.5 billion legacy Constellation revolver. Cost effective liquidity was established earlier in 2012 for all operating companies through 2017. The ComEd $1 billion facility was established in March 2012. Via the “Amend and Extend” program executed in August 2012, facilities were refinanced at BGE ($600 million), Exelon Corp ($500 million), Generation ($5.3 billion) and PECO ($600 million),

•

Pension Funding Strategy: Exelon executed a lump sum buyout offering for terminated vested employees in the largest pension plans (approximately 7,500 former employees). This transaction involved using $260 million of pension trust assets to buyout terminated vested employees and permanently settling the associated obligation. Exelon’s gross pension liability was reduced by $425 million, resulting in a $165 million improvement in the funded status of the pension plans at year end. The lump sum buyout option was an incremental step in Exelon’s ongoing effort to manage benefit costs and de-risk the pension plans over time.

4

•

ComEd Like-Kind-Exchange: As previously disclosed, in 1999 ComEd deferred $1.2 billion of gain on the sale of its fossil generating facilities by acquiring like-kind property in a purchase leaseback transaction. In a recent decision, a court disallowed deductions stemming from a lease-in, lease-out transaction. This decision has caused Exelon to assess whether it is more likely than not that it will prevail in litigation with the IRS concerning the purchase leaseback transaction. As a result of the assessment, Exelon expects to record in the first quarter of 2013 a non-cash charge to earnings of approximately $270 million, which represents the full amount of interest expense (after-tax) and incremental state tax expense that would be payable if Exelon is unsuccessful in litigation. Of this amount, approximately $185 million will be recorded at ComEd and the balance at Exelon. These charges to expense will not be reflected in adjusted (non-GAAP) operating earnings. Exelon intends to hold ComEd harmless from any unfavorable impacts of the after-tax interest amounts on ComEd’s equity. For additional information, please see the Form 8-K that Exelon filed on January 31, 2013.

•

Renewable Fleet: Four wind construction projects (totaling 273 megawatts (MW)) achieved commercial operation in the fourth quarter: Harvest II (59 MW in Huron County, Mich.) on Nov. 1, 2012; Beebe (82 MW in Gratiot, Mich.) on Dec. 18, 2012; Whitetail (92 MW in Webb, Texas) on Dec. 21, 2012; and High Mesa (40 MW in Twin Falls County, Idaho) on Dec. 27, 2012. In addition, the first block (31 MW) of the Antelope Valley Solar Ranch Project became operational in December 2012. The remaining phases of the project are on track to be completed by the original planned commercial operation date of December 2013.

•

Fossil Fleet Sales and Retirements: Exelon Power finalized the sale of its three Maryland power plants (2,648 MW of installed capacity) to Raven Power Holdings LLC on Dec. 3, 2012. The sale fulfills Exelon’s commitment to divest the plants as a part of its merger with Constellation. Exelon Power also completed the sale of its ownership stake in ACE Cogeneration, a 102-MW coal facility in Trona, Calif., to DCO Energy on Nov. 6, 2012. In addition to the asset sales, Exelon Power informed PJM on Oct. 31, 2012 of its intent to retire Schuylkill Unit 1 in Philadelphia and Riverside Unit 6 in Baltimore County. Schuylkill Unit 1 was deactivated on Jan. 1, 2013. Riverside 6 will be deactivated by Jun. 1, 2014.

•

Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of Dec. 31, 2012, is 94 to 97 percent for 2013, 62 to 65 percent for 2014, and 27 to 30 percent for 2015. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

5

Operating Company Results

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

Fourth quarter 2012 GAAP net income was $137 million, compared with $446 million in the fourth quarter of 2011. Adjusted (non-GAAP) operating earnings for the fourth quarter of 2011 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	4Q12	4Q11
Generation Adjusted (non-GAAP) Operating Earnings	$283	$359
Mark-to-Market Impact of Economic Hedging Activities	$145	$45
Unrealized Gains Related to NDT Fund Investments	$2	$46
Plant Retirements and Divestitures	$(38)	$(4)
Constellation Merger and Integration Costs	$(35)	$(6)
Non-Cash Remeasurement of Deferred Income Taxes	$(9)	$6
Amortization of Commodity Contract Intangibles	$(211)	—
Amortization of Fair Value of Certain Debt	$3	—
Asset Retirement Obligation	$5	—
Midwest Generation Bankruptcy Charges	$(8)	—

Generation GAAP Net Income	$137	$446

Generation’s Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2012 decreased $76 million compared with the same quarter in 2011. This decrease primarily reflected:

•

Lower energy margins at Generation, resulting from decreased capacity pricing related to RPM for the PJM market, higher nuclear fuel costs and lower realized market prices for the sale of energy in the Mid-Atlantic and Midwest regions;

•	Higher operating and maintenance expenses;

•	Higher depreciation and amortization expense due to ongoing capital expenditures; and

•	Higher interest due to higher outstanding debt balance.

These items were partially offset by contribution to Generation’s energy margins from the addition of Constellation Energy to Generation’s operations.

6

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $26.52 per megawatt-hour (MWh) in the fourth quarter of 2012, compared with $39.31 per MWh in the fourth quarter of 2011.

ComEd consists of electricity transmission and distribution operations in northern Illinois.

ComEd recorded GAAP net income of $160 million in the fourth quarter of 2012, compared with net income of $121 million in the fourth quarter of 2011. Adjusted (non-GAAP) operating earnings for the fourth quarter of 2011 and 2012 do not include an item (after tax) that was included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	4Q12	4Q11
ComEd Adjusted (non-GAAP) Operating Earnings	$162	$121
Constellation Merger and Integration Costs	$(2)	—

ComEd GAAP Net Income	$160	$121

ComEd’s Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2012 were up $41 million from the same quarter in 2011, primarily due to:

•	Impacts of the October 2012 rehearing order issued by the ICC primarily related to ComEd’s recovery of the pension asset;

•	Lower interest expense due to tax settlements; and

•	Lower income taxes.

These items were partially offset by lower distribution revenue due to lower allowed ROE under the provision of the formula rate mechanism and a 2011 credit for the allowed recovery of certain storm costs pursuant to EIMA.

For the fourth quarter of 2012, heating degree-days in the ComEd service territory were up 10.8 percent relative to the same period in 2011 but were 11.5 percent below normal. Total retail electric deliveries increased 0.4 percent quarter over quarter.

Weather-normalized retail electric deliveries decreased 0.1 percent in the fourth quarter of 2012 relative to 2011, reflecting decreases in deliveries to residential and large commercial & industrial customers, partially offset by increases in deliveries to small commercial & industrial customers. For ComEd, weather had a favorable after-tax effect of $1 million on fourth quarter 2012 earnings relative to 2011 and an unfavorable after-tax effect of $4 million relative to normal weather.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania.

PECO’s GAAP net income in the fourth quarter of 2012 was $79 million, compared with $73 million in the fourth quarter of 2011. Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2011 and 2012 do not include an item (after tax) that was included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	4Q12	4Q11
PECO Adjusted (non-GAAP) Operating Earnings	$81	$74
Constellation Merger and Integration Costs	$(2)	$(1)

PECO GAAP Net Income	$79	$73

7

PECO’s Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2012 increased $7 million from the same quarter in 2011, reflecting the impact of favorable weather and lower income taxes primarily due to gas tax repairs deduction; these favorable items were partially offset by higher storm costs from Sandy.

For the fourth quarter of 2012, heating degree-days in the PECO service territory were up 13.8 percent from 2011 but were 9.0 percent below normal. Total retail electric deliveries were up 2.3 percent quarter over quarter. On the gas side, deliveries in the fourth quarter of 2012 were up 12.4 percent from the fourth quarter of 2011.

Weather-normalized retail electric deliveries were up 0.6 percent in the fourth quarter of 2012 relative to 2011, reflecting increases in deliveries to residential and large consumer & industrial customers and declines in deliveries to small commercial & industrial customers. Weather-normalized gas deliveries were up 0.6 percent in the fourth quarter of 2012. For PECO, weather had a favorable after-tax effect of $17 million on fourth quarter 2012 earnings relative to 2011 and unfavorable after-tax effect of $10 million relative to normal weather.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland.

BGE’s GAAP net income in the fourth quarter of 2012 was $15 million. The net income included after-tax costs of $3 million associated with the merger and integration initiatives. Excluding the effects of these items, BGE’s adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2012 were $18 million.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on pages 10 and 11 are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on February 7, 2013.

8

Cautionary Statements Regarding Forward-Looking Information

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Constellation Energy Group’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; (3) the Registrants’ Third Quarter 2012 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; and (4) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this new release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

# # #

Exelon Corporation is the nation’s leading competitive energy provider, with 2012 revenues of approximately $23.5 billion. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and more than 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

9

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended December 31, 2012 and 2011	1

Consolidating Statements of Operations - Twelve Months Ended December 31, 2012 and 2011	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Twelve Months Ended December 31, 2012 and 2011	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three and Twelve Months Ended December 31, 2012 and 2011	4

Business Segment Comparative Statements of Operations - Other - Three and Twelve Months Ended December 31, 2012 and 2011	5

Consolidated Balance Sheets - December 31, 2012 and December 31, 2011	6

Consolidated Statements of Cash Flows - Twelve Months Ended December 31, 2012 and 2011	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended December 31, 2012 and 2011	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Twelve Months Ended December 31, 2012 and 2011	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended December 31, 2012 and 2011	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Twelve Months Ended December 31, 2012 and 2011	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Twelve Months Ended December 31, 2012 and 2011	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Twelve Months Ended December 31, 2012 and 2011	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Twelve Months Ended December 31, 2012 and 2011	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - Three Months Ended December 31, 2012 and March 12, 2012 through December 31, 2012.	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Twelve Months Ended December 31, 2012 and 2011	16

Exelon Generation Statistics - Three Months Ended December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011	17

Exelon Generation Statistics - Twelve Months Ended December 31, 2012 and 2011	18

ComEd Statistics - Three and Twelve Months Ended December 31, 2012 and 2011	19

PECO Statistics - Three and Twelve Months Ended December 31, 2012 and 2011	20

BGE Statistics - Three Months Ended December 31, 2012 and March 12, 2012 through December 31, 2012.	21

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended December 31, 2012
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$3,928	$1,289	$790	$703	$(426)	$6,284
Operating expenses
Purchased power and fuel	2,043	421	342	326	(373)	2,759
Operating and maintenance	1,272	345	235	171	(11)	2,012
Depreciation, amortization, accretion and depletion	204	152	56	80	13	505
Taxes other than income	97	71	40	65	9	282

Total operating expenses	3,616	989	673	642	(362)	5,558
Equity in earnings of unconsolidated affiliates	(22)	—	—	—	—	(22)

Operating income	290	300	117	61	(64)	704

Other income and deductions
Interest expense	(78)	(77)	(30)	(34)	(12)	(231)
Other, net	54	27	2	5	5	93

Total other income and deductions	(24)	(50)	(28)	(29)	(7)	(138)

Income (loss) before income taxes	266	250	89	32	(71)	566
Income taxes	127	90	9	14	(58)	182

Net income (loss)	139	160	80	18	(13)	384
Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	2	—	1	3	—	6

Net income (loss) on common stock	$137	$160	$79	$15	$(13)	$378

	Three Months Ended December 31, 2011
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$2,528	$1,362	$778	$—	$(310)	$4,358
Operating expenses
Purchased power and fuel	794	599	358	—	(320)	1,431
Operating and maintenance	842	258	196	—	26	1,322
Depreciation, amortization, accretion and depletion	154	149	53	—	4	360
Taxes other than income	65	71	40	—	7	183

Total operating expenses	1,855	1,077	647	—	(283)	3,296
Equity in loss of unconsolidated affiliates	(1)	—	—	—	—	(1)

Operating income	672	285	131	—	(27)	1,061

Other income and deductions
Interest expense	(43)	(87)	(32)	—	(19)	(181)
Other, net	135	4	2	—	9	150

Total other income and deductions	92	(83)	(30)	—	(10)	(31)

Income before income taxes	764	202	101		(37)	1,030
Income taxes	318	81	27	—	(3)	423

Net income (loss)	446	121	74	—	(34)	607
Preferred security dividends	—	—	1	—	—	1

Net income (loss) on common stock	$446	$121	$73	$—	$(34)	$606

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Twelve Months Ended December 31, 2012 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$14,437	$5,443	$3,186	$2,091	$(1,668)	$23,489
Operating expenses
Purchased power and fuel	7,061	2,307	1,375	1,052	(1,638)	10,157
Operating and maintenance	5,028	1,345	809	596	183	7,961
Depreciation, amortization, accretion and depletion	768	610	217	238	48	1,881
Taxes other than income	369	295	162	167	26	1,019

Total operating expenses	13,226	4,557	2,563	2,053	(1,381)	21,018
Equity in losses of unconsolidated affiliates	(91)	—	—	—	—	(91)

Operating income (loss)	1,120	886	623	38	(287)	2,380

Other income and deductions
Interest expense	(301)	(307)	(123)	(111)	(86)	(928)
Other, net	239	39	8	19	41	346

Total other income and deductions	(62)	(268)	(115)	(92)	(45)	(582)

Income (loss) before income taxes	1,058	618	508	(54)	(332)	1,798
Income taxes	500	239	127	(23)	(216)	627

Net income (loss)	558	379	381	(31)	(116)	1,171
Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(4)	—	4	11	—	11

Net income (loss) on common stock	$562	$379	$377	$(42)	$(116)	$1,160

	Twelve Months Ended December 31, 2011
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$10,447	$6,056	$3,720	$—	$(1,160)	$19,063
Operating expenses
Purchased power and fuel	3,589	3,035	1,864	—	(1,221)	7,267
Operating and maintenance	3,148	1,189	794	—	53	5,184
Depreciation, amortization, accretion and depletion	570	554	202	—	21	1,347
Taxes other than income	264	296	205	—	20	785

Total operating expenses	7,571	5,074	3,065	—	(1,127)	14,583
Equity in loss of unconsolidated affiliates	(1)	—	—	—	—	(1)

Operating income (loss)	2,875	982	655	—	(33)	4,479

Other income and deductions
Interest expense	(170)	(345)	(134)	—	(77)	(726)
Other, net	122	29	14	—	38	203

Total other income and deductions	(48)	(316)	(120)	—	(39)	(523)

Income (loss) before income taxes	2,827	666	535	—	(72)	3,956
Income taxes	1,056	250	146	—	5	1,457

Net income (loss)	1,771	416	389	—	(77)	2,499
Preferred security dividends	—	—	4	—	—	4

Net income (loss) on common stock	$1,771	$416	$385	$—	$(77)	$2,495

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	Variance	2012 (a)	2011	Variance
Operating revenues	$3,928	$2,528	$1,400	$14,437	$10,447	$3,990
Operating expenses
Purchased power and fuel	2,043	794	1,249	7,061	3,589	3,472
Operating and maintenance	1,272	842	430	5,028	3,148	1,880
Depreciation, amortization, accretion and depletion	204	154	50	768	570	198
Taxes other than income	97	65	32	369	264	105

Total operating expenses	3,616	1,855	1,761	13,226	7,571	5,655
Equity in earnings (losses) of unconsolidated affiliates	(22)	(1)	(21)	(91)	(1)	(90)

Operating income	290	672	(382)	1,120	2,875	(1,755)

Other income and deductions
Interest expense	(78)	(43)	(35)	(301)	(170)	(131)
Other, net	54	135	(81)	239	122	117

Total other income and deductions	(24)	92	(116)	(62)	(48)	(14)

Income before income taxes	266	764	(498)	1,058	2,827	(1,769)
Income taxes	127	318	(191)	500	1,056	(556)

Net income	139	446	(307)	558	1,771	(1,213)
Net loss attributable to noncontrolling interests	2	—	2	(4)	—	(4)

Net income on common stock	$137	$446	$(309)	$562	$1,771	$(1,209)

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.

	ComEd
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	Variance	2012	2011	Variance
Operating revenues	$1,289	$1,362	$(73)	$5,443	$6,056	$(613)
Operating expenses
Purchased power	421	599	(178)	2,307	3,035	(728)
Operating and maintenance	345	258	87	1,345	1,189	156
Depreciation and amortization	152	149	3	610	554	56
Taxes other than income	71	71	—	295	296	(1)

Total operating expenses	989	1,077	(88)	4,557	5,074	(517)

Operating income	300	285	15	886	982	(96)

Other income and deductions
Interest expense	(77)	(87)	10	(307)	(345)	38
Other, net	27	4	23	39	29	10

Total other income and deductions	(50)	(83)	33	(268)	(316)	48

Income before income taxes	250	202	48	618	666	(48)
Income taxes	90	81	9	239	250	(11)

Net income	$160	$121	$39	$379	$416	$(37)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	Variance	2012	2011	Variance
Operating revenues	$790	$778	$12	$3,186	$3,720	$(534)
Operating expenses
Purchased power and fuel	342	358	(16)	1,375	1,864	(489)
Operating and maintenance	235	196	39	809	794	15
Depreciation and amortization	56	53	3	217	202	15
Taxes other than income	40	40	—	162	205	(43)

Total operating expenses	673	647	26	2,563	3,065	(502)

Operating income	117	131	(14)	623	655	(32)

Other income and deductions
Interest expense	(30)	(32)	2	(123)	(134)	11
Other, net	2	2	—	8	14	(6)

Total other income and deductions	(28)	(30)	2	(115)	(120)	5

Income before income taxes	89	101	(12)	508	535	(27)
Income taxes	9	27	(18)	127	146	(19)

Net income	80	74	6	381	389	(8)
Preferred security dividends	1	1	—	4	4	—

Net income on common stock	$79	$73	$6	$377	$385	$(8)

	BGE
	Three Months Ended December 31,			March 12, 2012 through December 31,
	2012	2011	Variance	2012	2011	Variance
Operating revenues	$703	$—	$703	$2,091	$—	$2,091
Operating expenses
Purchased power and fuel	326	—	326	1,052	—	1,052
Operating and maintenance	171	—	171	596	—	596
Depreciation and amortization	80	—	80	238	—	238
Taxes other than income	65	—	65	167	—	167

Total operating expenses	642	—	642	2,053	—	2,053

Operating income	61	—	61	38	—	38

Other income and deductions
Interest expense	(34)	—	(34)	(111)	—	(111)
Other, net	5	—	5	19	—	19

Total other income and deductions	(29)	—	(29)	(92)	—	(92)

Income (loss) before income taxes	32	—	32	(54)	—	(54)
Income taxes	14	—	14	(23)	—	(23)

Net income (loss)	18	—	18	(31)	—	(31)
Preference stock dividends	3	—	3	11	—	11

Net income (loss) on common stock	$15	$—	$15	$(42)	$—	$(42)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	Variance	2012 (b)	2011	Variance
Operating revenues	$(426)	$(310)	$(116)	$(1,668)	$(1,160)	$(508)
Operating expenses
Purchased power and fuel	(373)	(320)	(53)	(1,638)	(1,221)	(417)
Operating and maintenance	(11)	26	(37)	183	53	130
Depreciation and amortization	13	4	9	48	21	27
Taxes other than income	9	7	2	26	20	6

Total operating expenses	(362)	(283)	(79)	(1,381)	(1,127)	(254)

Operating income (loss)	(64)	(27)	(37)	(287)	(33)	(254)

Other income and deductions
Interest expense	(12)	(19)	7	(86)	(77)	(9)
Other, net	5	9	(4)	41	38	3

Total other income and deductions	(7)	(10)	3	(45)	(39)	(6)

Income (loss) before income taxes	(71)	(37)	(34)	(332)	(72)	(260)
Income taxes	(58)	(3)	(55)	(216)	5	(221)

Net loss	$(13)	$(34)	$21	$(116)	$(77)	$(39)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	December 31, 2012 (a)	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$1,411	$1,016
Cash and cash equivalents of variable interest entities	75	—
Restricted cash and investments	86	40
Restricted cash and investments of variable interest entities	47	—
Accounts receivable, net
Customer	2,787	1,613
Other	1,107	1,000
Accounts receivable, net, variable interest entities	292	—
Mark-to-market derivative assets	879	432
Unamortized energy contract assets	886	16
Inventories, net
Fossil fuel	246	208
Materials and supplies	768	656
Deferred income taxes	210	—
Regulatory assets	759	390
Other	561	342

Total current assets	10,114	5,713

Property, plant and equipment, net	45,149	32,570
Deferred debits and other assets
Regulatory assets	6,497	4,518
Nuclear decommissioning trust (NDT) funds	7,248	6,507
Investments	1,184	751
Investments in affiliates	22	15
Investment in CENG	1,849	—
Goodwill	2,625	2,625
Mark-to-market derivative assets	968	650
Unamortized energy contract assets	1,073	424
Pledged assets for Zion Station decommissioning	614	734
Deferred income taxes	634	—
Other	1,128	488

Total deferred debits and other assets	23,842	16,712

Total assets	$79,105	$54,995

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$—	$163
Short-term notes payable - accounts receivable agreement	210	225
Long-term debt due within one year	975	828
Long-term debt due within one year of variable interest entities	72	—
Accounts payable	2,446	1,444
Accounts payable of variable interest entities	202	—
Mark-to-market derivative liabilities	293	112
Unamortized energy contract liabilities	455	—
Accrued expenses	1,854	1,255
Deferred income taxes	57	1
Regulatory liabilities	321	197
Dividends payable	4	349
Other	888	560

Total current liabilities	7,777	5,134

Long-term debt	17,192	11,799
Long-term debt to financing trusts	648	390
Long-term debt of variable interest entity	506	—
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	12,139	8,253
Asset retirement obligations	5,074	3,884
Pension obligations	3,428	2,194
Non-pension postretirement benefit obligations	2,662	2,263
Spent nuclear fuel obligation	1,020	1,019
Regulatory liabilities	3,981	3,627
Mark-to-market derivative liabilities	313	126
Unamortized energy contract liabilities	528	—
Payable for Zion Station decommissioning	432	563
Other	1,625	1,268

Total deferred credits and other liabilities	31,202	23,197

Total liabilities	57,325	40,520

Commitments and contingencies
Preferred securities of subsidiary	87	87
Shareholders’ equity
Common stock	16,610	9,107
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	9,893	10,055
Accumulated other comprehensive loss, net	(2,767)	(2,450)

Total shareholders’ equity	21,409	14,385
BGE preference stock not subject to mandatory redemption	193	—
Noncontrolling interest	91	3

Total equity	21,693	14,388

Total liabilities and shareholders’ equity	$79,105	$54,995

(a)	Includes the financial information of Constellation and BGE.

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Twelve Months Ended December 31,
	2012 (a)	2011
Cash flows from operating activities
Net income	$1,171	$2,499
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	4,073	2,316
Loss on sale of three Maryland generating stations	272	—
Deferred income taxes and amortization of investment tax credits	547	1,457
Net fair value changes related to derivatives	(604)	291
Net realized and unrealized (gains) losses on nuclear decommissioning trust fund investments	(157)	14
Other non-cash operating activities	1,389	770
Changes in assets and liabilities:
Accounts receivable	113	57
Inventories	26	(58)
Accounts payable, accrued expenses and other current liabilities	(524)	(254)
Option premiums paid, net	(114)	(3)
Counterparty collateral received (posted), net	135	(344)
Income taxes	717	492
Pension and non-pension postretirement benefit contributions	(462)	(2,360)
Other assets and liabilities	(450)	(24)

Net cash flows provided by operating activities	6,132	4,853

Cash flows from investing activities
Capital expenditures	(5,789)	(4,042)
Proceeds from nuclear decommissioning trust fund sales	7,265	6,139
Investment in nuclear decommissioning trust funds	(7,483)	(6,332)
Cash acquired from Constellation	964	—
Acquisitions of long lived assets	(21)	(387)
Proceeds from sale of three Maryland generating stations	371	—
Proceeds from sales of investments	28	6
Purchases of investments	(13)	(4)
Change in restricted cash	(34)	(3)
Other investing activities	137	20

Net cash flows used in investing activities	(4,575)	(4,603)

Cash flows from financing activities
Payment of accounts receivable agreement	(15)	—
Changes in short-term debt	(197)	161
Issuance of long-term debt	2,027	1,199
Retirement of long-term debt	(1,145)	(789)
Dividends paid on common stock	(1,716)	(1,393)
Proceeds from employee stock plans	72	38
Other financing activities	(113)	(62)

Net cash flows used in financing activities	(1,087)	(846)

Increase (decrease) in cash and cash equivalents	470	(596)
Cash and cash equivalents at beginning of period	1,016	1,612

Cash and cash equivalents at end of period	$1,486	$1,016

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended December 31, 2012 (a)				Three Months Ended December 31, 2011
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$6,284	$160	(c),(d),(e)	$6,444	$4,358	$(24	) (c)	$4,334
Operating expenses
Purchased power and fuel	2,759	66	(c),(d),(e)	2,825	1,431	73	(c),(d)	1,504
Operating and maintenance	2,012	(130	) (c),(f),(g),(h)	1,882	1,322	(43	) (c),(f)	1,279
Depreciation, amortization, accretion and depletion	505	(3	) (c)	502	360	(22	) (c)	338
Taxes other than income	282	(3	) (c)	279	183	—		183

Total operating expenses	5,558	(70)		5,488	3,296	8		3,304
Equity in earnings of unconsolidated affiliates	(22)	40	(e)	18	(1)	—		(1)

Operating income	704	270		974	1,061	(32)		1,029

Other income and deductions
Interest expense	(231)	(5	) (i)	(236)	(181)	—		(181)
Other, net	93	(20	) (c),(f),(j)	73	150	(114	) (j)	36

Total other income and deductions	(138)	(25)		(163)	(31)	(114)		(145)

Income before income taxes	566	245		811	1,030	(146)		884
Income taxes	182	76	(c),(d),(e),(f), (g),(h),(i),(j),(k)	258	423	(84	(c),(d),(f), ) (j),(k)	339

Net income	384	169		553	607	(62)		545
Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	6	—		6	1	—		1

Net income on common stock	$378	$169		$547	$606	$(62)		$544

Effective tax rate	32.2%			31.8%	41.1%			38.3%
Earnings per average common share
Basic	$0.44	$0.20		$0.64	$0.91	$(0.09)		$0.82
Diluted	$0.44	$0.20		$0.64	$0.91	$(0.09)		$0.82

Average common shares outstanding
Basic	854			854	664			664
Diluted	857			857	666			666

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Plant retirements and divestitures (c)		$0.05				$0.01
Mark-to-market impact of economic hedging activities (d)		(0.14)				(0.07)
Amortization of commodity contract intangibles (e)		0.24				—
Constellation merger and integration costs (f)		0.05				0.03
Asset retirement obligation (g)		(0.01)				—
Midwest Generation bankruptcy charges (h)		0.01				—
Amortization of the fair value of certain debt (i)		—				—
Unrealized (gains) losses related to NDT fund investments (j)		—				(0.07)
Non-cash remeasurement of deferred income taxes (k)		—				0.01

Total adjustments		$0.20				$(0.09)

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)	Adjustment to exclude costs associated with the retirement of fossil generating units, the impacts of the FERC approved reliability-must-run rate schedule and the impact associated with the sale in the fourth quarter of 2012 of three generating stations associated with certain of the regulatory approvals required for the merger.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(g)	Adjustment to exclude the decrease in Generation’s asset retirement obligation for certain retired fossil-fueled generating stations.
(h)	Adjustment to exclude estimated liabilities pursuant to the Midwest Generation bankruptcy.
(i)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(j)	Adjustment to exclude the unrealized gains associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(k)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of the merger in 2012 and as a result of revised estimates of state apportionments in 2011.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Twelve Months Ended December 31, 2012 (a)				Twelve Months Ended December 31, 2011
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$23,489	$1,185	(c),(d),(e),(f)	$24,674	$19,063	$(66	) (c),(o)	$18,997
Operating expenses
Purchased power and fuel	10,157	607	(c),(d),(e),(g)	10,764	7,267	(292	) (c),(d)	6,975
Operating and maintenance	7,961	(1,182	(c),(e),(f),(g), ) (h),(i),(j),(k)	6,779	5,184	(124	(c),(g),(j),(k), ) (o),(p)	5,060
Depreciation, amortization, accretion and depletion	1,881	(47	) (c),(g)	1,834	1,347	(87	) (c)	1,260
Taxes other than income	1,019	(9	) (c),(f),(g)	1,010	785	(1	) (c)	784

Total operating expenses	21,018	(631)		20,387	14,583	(504)		14,079
Equity in earnings (losses) of unconsolidated affiliates	(91)	150	(e),(g)	59	(1)	—		(1)

Operating income	2,380	1,966		4,346	4,479	438		4,917

Other income and deductions
Interest expense	(928)	(13	) (g),(l)	(941)	(726)	—		(726)
Other, net	346	(94	) (c),(g),(m)	252	203	(21	) (m),(o)	182

Total other income and deductions	(582)	(107)		(689)	(523)	(21)		(544)

Income before income taxes	1,798	1,859		3,657	3,956	417		4,373
Income taxes	627	689	(c),(d),(e),(f), (g),(h),(i),(j), (k),(l),(m),(n)	1,316	1,457	149	(c),(d),(g),(j), (k),(m),(n), (o),(p)	1,606

Net income on common stock	1,171	1,170		2,341	2,499	268		2,767
Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	11	—		11	4	—		4

Net income	$1,160	$1,170		$2,330	$2,495	$268		$2,763

Effective tax rate	34.9%			36.0%	36.8%			36.7%
Earnings per average common share
Basic	$1.42	$1.43		$2.85	$3.76	$0.41		$4.17
Diluted	$1.42	$1.43		$2.85	$3.75	$0.41		$4.16

Average common shares outstanding
Basic	816			816	663			663
Diluted	819			819	665			665
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Plant retirements and divestitures (c)		$0.29				$0.05
Mark-to-market impact of economic hedging activities (d)		(0.38)				0.27
Amortization of commodity contract intangibles (e)		0.93				—
Maryland commitments (f)		0.28				—
Constellation merger and integration costs (g)		0.31				0.07
Midwest Generation bankruptcy charges (h)		0.01				—
FERC settlement (i)		0.21				—
Other acquisition costs (j)		—				0.01
Asset retirement obligation (k)		—				0.02
Amortization of the fair value of certain debt (l)		(0.01)				—
Unrealized (gains) losses related to NDT fund investments (m)		(0.07)				—
Remeasurement of state deferred income taxes (n)		(0.14)				0.05
Wolf Hollow acquisition (o)		—				(0.03)
Recovery of costs pursuant to the 2011 distribution rate case order (p)		—				(0.03)

Total adjustments		$1.43				$0.41

(a)	Includes financial results for Constellation Energy including BGE, beginning on March 12, 2012, the date the acquisition was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude costs associated with the retirement of fossil generating units, the impacts of the FERC approved reliability-must-run rate schedule and the impact associated with the sale in the fourth quarter of 2012 of three generation stations associated with certain of the regulatory approvals required for the merger.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(f)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(g)	Adjustment to exclude certain activities associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(h)	Adjustment to exclude estimated liabilities pursuant to the Midwest Generation bankruptcy.
(i)	Adjustment to exclude costs associated with the March 2012 settlement with the FERC.
(j)	Adjustment to exclude certain costs associated with various acquisitions.
(k)	Adjustment to exclude the increase in Generation’s decommissioning obligation for spent nuclear fuel at retired nuclear units in 2011 and 2012, a decrease in Generation’s asset retirement obligation for certain retired fossil-fueled generating stations in 2012 and a decrease in PECO’s asset retirement obligation in 2011.
(l)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(m)	Adjustment to exclude the unrealized losses in 2011 and gains in 2012 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(n)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of the merger in 2012 and as a result of revised estimates of state apportionments in 2011.
(o)	Adjustment to exclude the non-cash bargain purchase gain (negative goodwill) associated with the acquisition of Wolf Hollow, net of acquisition costs.
(p)	Adjustment to exclude one-time benefits for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended December 31, 2012 and 2011

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (b)	Exelon
2011 GAAP Earnings (Loss)	$0.91	$446	$121	$73	$—	$(34)	$606
2011 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.07)	(45)	—	—	—	—	(45)
Unrealized Gains Related to NDT Fund Investments (1)	(0.07)	(46)	—	—	—	—	(46)
Plant Retirements and Divestitures (2)	0.01	4	—	—	—	—	4
Constellation Merger and Integration Costs (3)	0.03	6	—	1	—	14	21
Non-Cash Remeasurement of Deferred Income Taxes (4)	0.01	(6)	—	—	—	10	4

2011 Adjusted (non-GAAP) Operating Earnings (Loss)	0.82	359	121	74	—	(10)	544
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume	—	(1)	—	—	—	—	(1)
Nuclear Fuel Costs (5)	(0.01)	(12)	—	—	—	—	(12)
Capacity Pricing (6)	—	(4)	—	—	—	—	(4)
Market and Portfolio Conditions (7)	0.22	188	—	—	—	—	188
Transmission Upgrades (8)	—	19	—	—	—	(19)	—
ComEd, PECO and BGE Margins:
Weather	0.02	—	1	17	— (c)	—	18
Load	—	—	1	—	— (c)	—	1
Other Energy Delivery (9)	0.34	—	61	8	226	—	295
Operating and Maintenance Expense:
Labor, Contracting and Materials (10)	(0.20)	(115)	(13)	3	(46)	—	(171)
Planned Nuclear Refueling Outages	0.01	8	—	—	—	—	8
Pension and Non-Pension Postretirement Benefits (11)	(0.04)	(10)	(4)	(3)	(5)	(12)	(34)
Other Operating and Maintenance (12)	(0.21)	(90)	(34)	(32)	(49)	25	(180)
Depreciation and Amortization Expense (13)	(0.12)	(42)	(2)	(3)	(48)	(5)	(100)
Equity in Earnings of Unconsolidated Affiliates (14)	0.01	12	—	—	—	—	12
Income Taxes (15)	0.06	8	11	16	(1)	20	54
Interest Expense, Net (16)	(0.03)	(24)	17	1	(20)	2	(24)
Other	(0.05)	(13)	3	—	(39)	2	(47)
Share Differential (17)	(0.18)	—	—	—	—	—	—

2012 Adjusted (non-GAAP) Operating Earnings	0.64	283	162	81	18	3	547
2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.14	145	—	—	—	(22)	123
Unrealized Gains Related to NDT Fund Investments (1)	—	2	—	—	—	—	2
Plant Retirements and Divestitures (2)	(0.05)	(38)	—	—	—	—	(38)
Constellation Merger and Integration Costs (3)	(0.05)	(35)	(2)	(2)	(3)	(4)	(46)
Non-Cash Remeasurement of Deferred Income Taxes (4)	—	(9)	—	—	—	10	1
Amortization of Commodity Contract Intangibles (18)	(0.24)	(211)	—	—	—	—	(211)
Amortization of the Fair Value of Certain Debt (19)	—	3	—	—	—	—	3
Asset Retirement Obligation (20)	0.01	5	—	—	—	—	5
Midwest Generation Bankruptcy Charges (21)	(0.01)	(8)	—	—	—	—	(8)

2012 GAAP Earnings (Loss)	$0.44	$137	$160	$79	$15	$(13)	$378

(a)	For the three months ended December 31, 2012, includes financial results for Constellation and BGE. Therefore, the results of operations from 2012 and 2011 are not comparable for Generation, BGE, Other and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.

(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	For 2012, primarily reflects the impact associated with the sale of three generating stations associated with certain of the regulatory approvals required for the merger. For 2011, primarily reflects incremental accelerated depreciation associated with the retirement of four fossil generating units and compensation for operating two of the units past their planned retirement date under a FERC-approved reliability-must-run rate schedule.
(3)	Reflects certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(4)	Reflects the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of the merger in 2012 and as a result of revised estimates of state apportionments in 2011.
(5)	Primarily reflects the impact of higher nuclear fuel prices during the amortization period, excluding CENG.
(6)	Primarily reflects the impact of decreased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market, partially offset by the addition of Constellation’s financial results in 2012.
(7)	Primarily reflects the addition of Constellation’s financial results in 2012, partially offset by the impact of decreased realized market prices for the sale of energy in the Mid-Atlantic and Midwest regions.
(8)	For Generation, reflects intercompany expense in 2011 and PJM bill credits in 2012 related to upgrades in transmission assets owned by ComEd, which are reflected as assets at Exelon Corporate.
(9)	For ComEd, primarily reflects the impacts of the October 2012 rehearing order issued by the ICC related to ComEd’s recovery of pension asset costs associated with the formula rate proceeding under EIMA. For ComEd, also reflects recovery of increased costs and capital investment, net of lower allowed return on equity, pursuant to the formula rate under EIMA, and recovery of increased costs and capital investment pursuant to the FERC approved transmission formula rate. For PECO, primarily reflects increased cost recovery for regulatory required programs (partially offset in operating and maintenance expense, depreciation expense and income taxes).
(10)	Primarily reflects the addition of Constellation and BGE’s financial results in 2012 and the impacts of increased wages and other benefits and increased contracting expenses (exclusive of planned nuclear refueling outages and incremental storm costs). At ComEd, primarily reflects increased contracting expenses on new projects related to EIMA. At PECO, primarily reflects a decrease in contracting expenses.
(11)	The increase in pension and OPEB costs primarily reflects the impact of lower actuarially assumed discount rates and expected return on assets for 2012 as compared to 2011.
(12)	Primarily reflects the addition of Constellation and BGE’s financial results in 2012 and the impact of higher storm costs in the PECO and BGE service territories. For ComEd, primarily reflects a credit in 2011 for the allowed recovery of certain storm costs pursuant to EIMA, partially offset by a 2011 one-time contribution by ComEd also pursuant to EIMA.
(13)	Primarily reflects the addition of Constellation and BGE’s financial results in 2012, increased depreciation expense across the operating companies for ongoing capital expenditures and the non-cash amortization of intangible assets at Generation primarily related to the trade name and retail relationships recorded at fair value at the merger date.
(14)	Primarily reflects equity in earnings in CENG, partially offset by the non-cash amortization of the fair value basis difference recorded at the merger date.
(15)	At Generation, primarily reflects changes in state income tax rates. At ComEd, primarily reflects a benefit related to the final 1999-2001 IRS settlement (offset at Generation) and a favorable remeasurement of Illinois state deferred taxes. At PECO, primarily reflects a benefit for the gas property repairs deduction.
(16)	Primarily reflects the addition of Constellation and BGE’s financial results in 2012. For Generation and BGE, also reflects the impact of higher interest expense due to higher outstanding debt during 2012. For ComEd, primarily reflects lower interest expense related to the 1999-2001 IRS settlement, lower outstanding debt during 2012 and lower interest rates on long-term debt.
(17)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the merger.
(18)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(19)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(20)	Reflects a decrease in Generation’s asset retirement obligation for certain retired fossil-fueled generating stations.
(21)	For Generation, reflects estimated liabilities pursuant to the Midwest Generation bankruptcy.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Twelve Months Ended December 31, 2012 and 2011

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (b)	Exelon
2011 GAAP Earnings (Loss)	$3.75	$1,771	$416	$385	$—	$(77)	$2,495
2011 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.27	174	—	—	—	—	174
Unrealized Losses Related to NDT Fund Investments (1)	—	1	—	—	—	—	1
Plant Retirements and Divestitures (2)	0.05	33	—	—	—	—	33
Asset Retirement Obligation (3)	0.02	18	—	(2)	—	—	16
Recovery of Costs Pursuant to the 2011 Distribution Rate Case Order (4)	(0.03)	—	(17)	—	—	—	(17)
Constellation Merger and Integration Costs (5)	0.07	8	—	1	—	37	46
Other Acquisition Costs	0.01	5	—	—	—	—	5
Wolf Hollow Acquisition (6)	(0.03)	(23)	—	—	—	—	(23)
Non-Cash Remeasurement of Deferred Income Taxes (7)	0.05	15	4	—	—	14	33

2011 Adjusted (non-GAAP) Operating Earnings (Loss) Year Over Year Effects on Earnings:	4.16	2,002	403	384	—	(26)	2,763
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume	—	—	—	—	—	—	—
Nuclear Fuel Costs (8)	(0.07)	(56)	—	—	—	—	(56)
Capacity Pricing (9)	(0.13)	(105)	—	—	—	—	(105)
Market and Portfolio Conditions (10)	0.71	581	—	—	—	—	581
Transmission Upgrades (11)	—	53	—	—	—	(53)	—
ComEd, PECO and BGE Margins:
Weather	(0.03)	—	1	(23)	— (c)	—	(22)
Load	(0.02)	—	(2)	(16)	— (c)	—	(18)
Other Energy Delivery (12)	0.95	—	81	6	691	—	778
Discrete Impacts of the 2011 Distribution Rate Case Order (13)	(0.03)	—	(21)	—	—	—	(21)
Operating and Maintenance Expense:
Labor, Contracting and Materials (14)	(0.79)	(439)	(56)	21	(175)	—	(649)
Planned Nuclear Refueling Outages (15)	0.03	27	—	—	—	—	27
Pension and Non-Pension Postretirement Benefits (16)	(0.13)	(34)	(24)	(9)	(19)	(21)	(107)
Other Operating and Maintenance (17)	(0.38)	(224)	9	(9)	(141)	45	(320)
Depreciation and Amortization Expense (18)	(0.43)	(150)	(34)	(11)	(143)	(15)	(353)
2011 Nuclear Decommissioning Trust Fund Special Transfer (19)	(0.06)	(46)	—	—	—	—	(46)
Equity in Earnings of Unconsolidated Affiliates (20)	0.05	38	—	—	—	—	38
Income Taxes (21)	0.06	8	(3)	9	1	36	51
Interest Expense, Net (22)	(0.14)	(88)	25	7	(61)	2	(115)
Other (23)	(0.12)	(19)	2	28	(107)	—	(96)
Share Differential (24)	(0.78)	—	—	—	—	—	—

2012 Adjusted (non-GAAP) Operating Earnings (Loss) 2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:	2.85	1,548	381	387	46	(32)	2,330
Mark-to-Market Impact of Economic Hedging Activities	0.38	312	—	—	—	(2)	310
Unrealized Gains Related to NDT Fund Investments (1)	0.07	56	—	—	—	—	56
Plant Retirements and Divestitures (2)	(0.29)	(236)	—	—	—	—	(236)
Asset Retirement Obligation (3)	—	(1)	—	—	—	—	(1)
Constellation Merger and Integration Costs (5)	(0.31)	(167)	(2)	(10)	(5)	(73)	(257)
Non-Cash Remeasurement of Deferred Income Taxes (7)	0.14	4	—	—	—	113	117
Maryland Commitments (25)	(0.28)	(22)	—	—	(83)	(122)	(227)
Amortization of Commodity Contract Intangibles (26)	(0.93)	(758)	—	—	—	—	(758)
FERC Settlement (27)	(0.21)	(172)	—	—	—	—	(172)
Amortization of the Fair Value of Certain Debt (28)	0.01	9	—	—	—	—	9
Other Acquisition Costs	—	(3)	—	—	—	—	(3)
Midwest Generation Bankruptcy Charges (29)	(0.01)	(8)	—	—	—	—	(8)

2012 GAAP Earnings (Loss)	$1.42	$562	$379	$377	$(42)	$(116)	$1,160

(a)	For the twelve months ended December 31, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed. Therefore, the results of operations from 2012 and 2011 are not comparable for Generation, BGE, Other and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.

(1)	Reflects the impact of unrealized losses in 2011 and unrealized gains in 2012 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	For 2012, primarily reflects the impact associated with the sale of three generating stations associated with certain of the regulatory approvals required for the merger. For 2012 and 2011, also reflects incremental accelerated depreciation associated with the retirement of certain fossil generating units and compensation for operating two of the units past their planned retirement date under a FERC-approved reliability-must-run rate schedule.
(3)	For 2011 and 2012, primarily reflects an increase in Generation’s decommissioning obligation for spent nuclear fuel at retired nuclear units. For 2012, also reflects a decrease in Generation’s asset retirement obligation for certain retired fossil-fueled generating stations.
(4)	Reflects one-time benefits pursuant to the ComEd 2011 electric distribution rate case order for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(5)	Reflects certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(6)	Primarily reflects a non-cash bargain purchase gain (negative goodwill) in 2011 in connection with the acquisition of Wolf Hollow, net of acquisition costs.
(7)	Reflects the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of the merger in 2012 and as a result of revised estimates of state apportionments in 2011.
(8)	Primarily reflects the impact of higher nuclear fuel prices during the amortization period, excluding CENG.
(9)	Primarily reflects the impact of decreased capacity prices related to the RPM for the PJM market, partially offset by the addition of Constellation’s financial results in 2012.
(10)	Primarily reflects the addition of Constellation’s financial results in 2012, partially offset by the impact of decreased realized market prices for the sale of energy in the Mid-Atlantic and Midwest regions.
(11)	For Generation, reflects intercompany expense in 2011 and PJM bill credits in 2012 related to upgrades in transmission assets owned by ComEd, which are reflected as assets at Exelon Corporate.
(12)	For ComEd, primarily reflects recovery of increased costs and capital investment, net of lower allowed return on equity, pursuant to the formula rate under EIMA, and recovery of increased costs and capital investment pursuant to the FERC approved transmission formula rate.
(13)	Primarily reflects one-time net benefits pursuant to the 2011 ComEd electric distribution rate case order to reestablish previously expensed plant balances and to recognize the estimated recovery of funds for working capital related to the procurement of energy.
(14)	Primarily reflects the addition of Constellation and BGE’s financial results in 2012 and the impacts of increased wages and other benefits and increased contracting expenses (exclusive of planned nuclear refueling outages and incremental storm costs). At ComEd, primarily reflects increased contracting expenses on new projects related to EIMA. At PECO, primarily reflects a decrease in contracting expenses.
(15)	Primarily reflects the impact of decreased planned nuclear refueling outage days in 2012, excluding Salem and CENG.
(16)	The increase in pension and OPEB costs primarily reflects the impact of lower actuarially assumed discount rates and expected return on assets for 2012 as compared to 2011.
(17)	Primarily reflects the addition of Constellation and BGE’s financial results in 2012 and the impact of higher storm costs in the PECO and BGE service territories, partially offset at ComEd by a 2011 one-time contribution pursuant to EIMA.
(18)	Primarily reflects the addition of Constellation and BGE’s financial results in 2012, increased depreciation expense across the operating companies for ongoing capital expenditures and the non-cash amortization of intangible assets at Generation primarily related to the trade name and retail relationships recorded at fair value at the merger date.
(19)	Reflects one-time interest and tax benefits in 2011 associated with a change in the timing of the deduction for the transfer of cash or investments from nonqualified nuclear decommissioning trust funds to qualified decommissioning trust funds pursuant to the Energy Policy Act of 2005 and related Treasury Regulations.
(20)	Primarily reflects equity in earnings in CENG, partially offset by the non-cash amortization of the fair value basis difference recorded at the merger date.
(21)	At Generation, primarily reflects a decrease in state income taxes and an increase in investment tax credits, partially offset by a 2012 reduction in manufacturing deduction benefits. At PECO, primarily reflects a benefit for the gas property repairs deduction.
(22)	Primarily reflects the addition of Constellation and BGE’s financial results in 2012. In addition, reflects the impact of higher interest expense at Generation and BGE due to higher outstanding debt during 2012, partially offset by the impact of lower interest expense at ComEd and PECO due to lower outstanding debt during 2012 and lower interest rates on long-term debt. For ComEd, also reflects lower interest expense related to the 1999-2001 IRS settlement.
(23)	For Generation, primarily reflects the addition of Constellation’s financial results, partially offset by realized NDT fund gains related to changes to the investment strategy and favorable market conditions in 2012. For PECO, primarily reflects decreased gross receipts tax (completely offset by decreased PECO margins) and reduced sales and use tax.
(24)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the merger.
(25)	Reflects costs incurred as part of the Maryland order approving the merger transaction.
(26)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(27)	Reflects costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(28)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(29)	For Generation, reflects estimated liabilities pursuant to the Midwest Generation bankruptcy.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$3,928	$123	(c),(d),(e)	$4,051	$2,528	$(24	) (c)	$2,504
Operating expenses
Purchased power and fuel	2,043	66	(c),(d),(e)	2,109	794	73	(c),(d)	867
Operating and maintenance	1,272	(111	) (c),(f),(g),(h)	1,161	842	(18	) (c),(f)	824
Depreciation, amortization, accretion and depletion	204	(3	) (c)	201	154	(22	) (c)	132
Taxes other than income	97	(3	) (c)	94	65	—		65

Total operating expenses	3,616	(51)		3,565	1,855	33		1,888
Equity in earnings of unconsolidated affiliates	(22)	40	(e)	18	(1)	—		(1)

Operating income	290	214		504	672	(57)		615

Other income and deductions
Interest expense	(78)	(5	) (i)	(83)	(43)	—		(43)
Other, net	54	(20	) (c),(f),(j)	34	135	(114	) (j)	21

Total other income and deductions	(24)	(25)		(49)	92	(114)		(22)

Income before income taxes	266	189		455	764	(171)		593
Income taxes	127	43	(c),(d),(e), (f),(g),(h), (i),(j),(k)	170	318	(84	(c),(d),(f), ) (j),(k)	234

Net income	139	146		285	446	(87)		359
Net loss attributable to noncontrolling interests	2	—		2	—	—		—

Net income on common stock	$137	$146		$283	$446	$(87)		$359

	Twelve Months Ended December 31, 2012 (a)				Twelve Months Ended December 31, 2011
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$14,437	$1,065	(c),(d),(e)	$15,502	$10,447	$(66	) (c),(o)	$10,381
Operating expenses
Purchased power and fuel	7,061	607	(c),(d),(e),(f)	7,668	3,589	(292	) (c),(d)	3,297
Operating and maintenance	5,028	(889	(c),(e),(f),(g), ) (h),(l),(m),(n)	4,139	3,148	(77	(c),(f),(g), ) (l),(o)	3,071
Depreciation, amortization, accretion and depletion	768	(47	) (c),(f)	721	570	(87	) (c)	483
Taxes other than income	369	(11	) (c)	358	264	(1	) (d)	263

Total operating expenses	13,226	(340)		12,886	7,571	(457)		7,114
Equity in earnings (losses) of unconsolidated affiliates	(91)	150	(e),(f)	59	(1)	—		(1)

Operating income	1,120	1,555		2,675	2,875	391		3,266

Other income and deductions
Interest expense	(301)	(16	) (i)	(317)	(170)	—		(170)
Other, net	239	(94	) (c),(f),(j)	145	122	(21	) (j),(o)	101

Total other income and deductions	(62)	(110)		(172)	(48)	(21)		(69)

Income before income taxes	1,058	1,445		2,503	2,827	370		3,197
			(c),(d),(e),(f),				(c),(d),(f),
			(g),(h),(i),(j),				(g),(j),(k),
Income taxes	500	459	(k),(l),(m),(n)	959	1,056	139	(l),(o)	1,195

Net income	558	986		1,544	1,771	231		2,002
Net income attributable to noncontrolling interests	(4)	—		(4)	—	—		—

Net income on common stock	$562	$986		$1,548	$1,771	$231		$2,002

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude costs associated with the retirement of fossil generating units, the impacts of the FERC approved reliability-must-run rate schedule and the impact associated with the sale in the fourth quarter of 2012 of three generating stations associated with certain of the regulatory approvals required for the merger.
(d)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(g)	Adjustment to exclude the increase in Generation’s decommissioning obligation for spent nuclear fuel at retired nuclear units in 2011 and 2012, and a decrease in Generation’s asset retirement obligation for certain retired fossil-fueled generating stations in 2012.
(h)	Adjustment to exclude estimated liabilities pursuant to the Midwest Generation bankruptcy.
(i)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(j)	Adjustment to exclude the unrealized gains in 2011 for the three months ended, unrealized losses in 2011 for the twelve months ended and unrealized gains in 2012 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(k)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of the merger for 2012 and as a result of revised estimates of state apportionments for 2011.
(l)	Adjustment to exclude certain costs associated with various acquisitions.
(m)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(n)	Adjustment to exclude costs associated with the March 2012 settlement with the FERC.
(o)	Adjustment to exclude the non-cash bargain purchase gain (negative goodwill) associated with the acquisition of Wolf Hollow, net of acquisition costs.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,289	$—		$1,289	$1,362	$—		$1,362
Operating expenses
Purchased power	421	—		421	599	—		599
Operating and maintenance	345	(3	)(b)	342	258	—		258
Depreciation and amortization	152	—		152	149	—		149
Taxes other than income	71	—		71	71	—		71

Total operating expenses	989	(3)		986	1,077	—		1,077

Operating income	300	3		303	285	—		285

Other income and deductions
Interest expense	(77)	—		(77)	(87)	—		(87)
Other, net	27	—		27	4	—		4

Total other income and deductions	(50)	—		(50)	(83)	—		(83)

Income before income taxes	250	3		253	202	—		202
Income taxes	90	1	(b)	91	81	—		81

Net income	$160	$2		$162	$121	$—		$121

	Twelve Months Ended December 31, 2012				Twelve Months Ended December 31, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$5,443	$—		$5,443	$6,056	$—		$6,056
Operating expenses
Purchased power	2,307	—		2,307	3,035	—		3,035
Operating and maintenance	1,345	(5	)(b)	1,340	1,189	13	(c)	1,202
Depreciation and amortization	610	—		610	554	—		554
Taxes other than income	295	—		295	296	—		296

Total operating expenses	4,557	(5)		4,552	5,074	13		5,087

Operating income	886	5		891	982	(13)		969

Other income and deductions
Interest expense	(307)	—		(307)	(345)	—		(345)
Other, net	39	—		39	29	—		29

Total other income and deductions	(268)	—		(268)	(316)	—		(316)

Income before income taxes	618	5		623	666	(13)		653
Income taxes	239	3	(b)	242	250	—	(c),(d)	250

Net income	$379	$2		$381	$416	$(13)		$403

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(c)	Adjustment to exclude one-time benefits for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(d)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$790	$—		$790	$778	$—		$778
Operating expenses
Purchased power and fuel	342	—		342	358	—		358
Operating and maintenance	235	(4	)(b)	231	196	(1	)(b)	195
Depreciation and amortization	56	—		56	53	—		53
Taxes other than income	40	—		40	40	—		40

Total operating expenses	673	(4)		669	647	(1)		646

Operating income	117	4		121	131	1		132

Other income and deductions
Interest expense	(30)	—		(30)	(32)	—		(32)
Other, net	2	—		2	2	—		2

Total other income and deductions	(28)	—		(28)	(30)	—		(30)

Income before income taxes	89	4		93	101	1		102
Income taxes	9	2	(b)	11	27	—	(b)	27

Net income	80	2		82	74	1		75
Preferred security dividends	1	—		1	1	—		1

Net income on common stock	$79	$2		$81	$73	$1		$74

	Twelve Months Ended December 31, 2012				Twelve Months Ended December 31, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$3,186	$—		$3,186	$3,720	$—		$3,720
Operating expenses
Purchased power and fuel	1,375	—		1,375	1,864	—		1,864
Operating and maintenance	809	(17	)(b)	792	794	1	(b),(c)	795
Depreciation and amortization	217	—		217	202	—		202
Taxes other than income	162	—		162	205	—		205

Total operating expenses	2,563	(17)		2,546	3,065	1		3,066

Operating income	623	17		640	655	(1)		654

Other income and deductions
Interest expense	(123)	—		(123)	(134)	—		(134)
Other, net	8	—		8	14	—		14

Total other income and deductions	(115)	—		(115)	(120)	—		(120)

Income before income taxes	508	17		525	535	(1)		534
Income taxes	127	7	(b)	134	146	—	(b),(c)	146

Net income	381	10		391	389	(1)		388
Preferred security dividends	4	—		4	4	—		4

Net income on common stock	$377	$10		$387	$385	$(1)		$384

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives
(c)	Adjustment to exclude a decrease in PECO’s 2011 asset retirement obligation.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended December 31, 2012
	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$703	$—		$703
Operating expenses
Purchased power and fuel	326	—		326
Operating and maintenance	171	(4	)(b)	167
Depreciation and amortization	80	—		80
Taxes other than income	65	—		65

Total operating expenses	642	(4)		638

Operating income	61	4		65

Other income and deductions
Interest expense	(34)	—		(34)
Other, net	5	—		5

Total other income and deductions	(29)	—		(29)

Income before income taxes	32	4		36
Income taxes	14	1	(b)	15

Net income	18	3		21
Preference stock dividends	3	—		3

Net income on common stock	$15	$3		$18

	March 12, 2012 through December 31, 2012
	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,091	$113	(c)	$2,204
Operating expenses
Purchased power and fuel	1,052	—		1,052
Operating and maintenance	596	(37	)(b),(c)	559
Depreciation and amortization	238	—		238
Taxes other than income	167	2	(c)	169

Total operating expenses	2,053	(35)		2,018

Operating income	38	148		186

Other income and deductions
Interest expense	(111)	—		(111)
Other, net	19	—		19

Total other income and deductions	(92)	—		(92)

Income (loss) before income taxes	(54)	148		94
Income taxes	(23)	60	(b),(c)	37

Net income (loss)	(31)	88		57
Preference stock dividends	11	—		11

Net income (loss) on common stock	$(42)	$88		$46

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(c)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended December 31, 2012 (b)				Three Months Ended December 31, 2011
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(426)	$37	(d)	$(389)	$(310)	$—		$(310)
Operating expenses
Purchased power and fuel	(373)	—		(373)	(320)	—		(320)
Operating and maintenance	(11)	(8	)(e)	(19)	26	(24	)(e)	2
Depreciation and amortization	13	—		13	4	—		4
Taxes other than income	9	—		9	7	—		7

Total operating expenses	(362)	(8)		(370)	(283)	(24)		(307)

Operating loss	(64)	45		(19)	(27)	24		(3)

Other income and deductions
Interest expense	(12)	—		(12)	(19)	—		(19)
Other, net	5	—		5	9	—		9

Total other income and deductions	(7)	—		(7)	(10)	—		(10)

Loss before income taxes	(71)	45		(26)	(37)	24		(13)
Income taxes	(58)	29	(d),(e),(f)	(29)	(3)	—	(e),(f)	(3)

Net income (loss)	$(13)	$16		$3	$(34)	$24		$(10)

	Twelve Months Ended December 31, 2012 (b)				Twelve Months Ended December 31, 2011
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(1,668)	$7	(d)	$(1,661)	$(1,160)	$—		$(1,160)
Operating expenses
Purchased power and fuel	(1,638)	—		(1,638)	(1,221)	—		(1,221)
Operating and maintenance	183	(234	)(e),(g)	(51)	53	(61	)(e)	(8)
Depreciation and amortization	48	—		48	21	—		21
Taxes other than income	26	—		26	20	—		20

Total operating expenses	(1,381)	(234)		(1,615)	(1,127)	(61)		(1,188)

Operating income (loss)	(287)	241		(46)	(33)	61		28

Other income and deductions
Interest expense	(86)	3	(e)	(83)	(77)	—		(77)
Other, net	41	—		41	38	—		38

Total other income and deductions	(45)	3		(42)	(39)	—		(39)

Loss before income taxes	(332)	244		(88)	(72)	61		(11)
Income taxes	(216)	160	(d),(e),(f),(g)	(56)	5	10	(e),(f)	15

Net loss	$(116)	$84		$(32)	$(77)	$51		$(26)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE, beginning on March 12, 2012, the date the merger was completed.
(c)	Results reported in accordance with GAAP.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.
(f)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of the merger for 2012 and as a result of revised estimates of state apportionments for 2011.
(g)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Dec. 31, 2012 (a)	Sep. 30, 2012 (a)	Jun. 30, 2012 (a)	Mar. 31, 2012	Dec. 31, 2011
Supply (in GWhs)
Nuclear Generation (b)
Mid-Atlantic	11,547	11,449	12,277	12,064	11,587
Midwest	23,335	23,132	22,860	23,198	23,306

Total Nuclear Generation	34,882	34,581	35,137	35,262	34,893

Fossil and Renewables (b)
Mid-Atlantic (b)(d)	2,154	2,547	2,316	1,791	1,637
Midwest	300	171	228	272	188
New England	2,368	3,953	2,755	889	—
New York	—	—	—	—	—
ERCOT (e)	755	2,410	2,177	840	457
Other (f)	1,358	1,813	1,923	819	394

Total Fossil and Renewables	6,935	10,894	9,399	4,611	2,676

Purchased Power
Mid-Atlantic (c)	4,332	6,811	7,111	2,577	739
Midwest	2,661	3,035	1,558	2,552	1,143
New England	2,304	1,961	3,905	1,100	—
New York (c)	3,678	4,026	2,818	935	—
ERCOT (e)	6,043	7,741	6,686	2,832	1,150
Other (f)	4,172	5,372	6,012	1,769	482

Total Purchased Power	23,190	28,946	28,090	11,765	3,514

Total Supply/Sales by Region (h)
Mid-Atlantic (g)	18,033	20,807	21,704	16,432	13,963
Midwest (g)	26,296	26,338	24,646	26,022	24,637
New England	4,672	5,914	6,660	1,989	—
New York	3,678	4,026	2,818	935	—
ERCOT	6,798	10,151	8,863	3,672	1,607
Other (f)	5,530	7,185	7,935	2,588	876

Total Supply/Sales by Region	65,007	74,421	72,626	51,638	41,083

	Three Months Ended
	Dec. 31, 2012 (a)	Sep. 30, 2012 (a)	Jun. 30, 2012 (a)	Mar. 31, 2012	Dec. 30, 2011
Average Margin ($/MWh) (i) (j)
Mid-Atlantic (k)	$48.24	$43.64	$40.68	$46.86	$56.08
Midwest (k)	26.09	27.68	31.00	31.40	34.18
New England	3.64	13.70	9.01	19.61	n.m.
New York	4.35	3.23	13.84	8.56	n.m.
ERCOT	13.39	15.66	13.43	9.26	(6.02)
Other (f)	7.96	5.85	4.28	5.41	(4.13)
Average Margin - Overall Portfolio	$26.52	$25.96	$26.15	$32.57	$39.31

Around-the-clock Market Prices ($/MWh) (l)
PJM West Hub	$35.94	$38.13	$30.40	$31.10	$35.07
NiHub	28.37	34.29	26.02	27.13	25.97
New England Mass Hub ATC Spark Spread	3.07	12.69	7.77	0.80	6.71
NYPP Zone A	34.70	34.56	27.87	27.18	32.03
ERCOT North Spark Spread	(0.27)	3.60	6.01	3.46	1.11

	Three Months Ended
	Dec. 31, 2012 (a)	Sep. 30, 2012 (a)	Jun. 30, 2012 (a)	Mar. 31, 2012	Dec. 30, 2011
Outage Days (m)
Refueling	113	43	51	67	103
Non-refueling	1	40	16	16	11

Total Outage Days	114	83	67	83	114

(a)	Includes results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(c)	Purchased power includes physical volumes of 3,255 GWhs, 3,126 GWhs, 3,225 GWhs and 319 GWhs in the Mid-Atlantic and 2,814 GWhs, 2,997 GWhs, 2,817 GWhs and 722 GWhs in New York as a result of the PPA with CENG for the three months ended December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.
(d)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2102 as a result of the Exelon and Constellation merger.
(e)	Generation from Wolf Hollow is included in purchased power for the period ending June 30, 2011 and through the acquisition date of August 24, 2011, and included within Fossil and Renewables subsequent to the acquisition date.
(f)	Other Regions includes South, West and Canada, which are not considered individually significant.
(g)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(h)	Total sales do not include physical proprietary trading volumes of 2,977 GWhs, 4,352 GWhs, 3,873 GWhs, 1,757 GWhs, and 1,235 GWhs for the three months ended December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012, and December 31, 2011, respectively.
(i)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(j)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(k)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(l)	Represents the average for the quarter.
(m)	Outage days exclude Salem and CENG.

EXELON CORPORATION

Exelon Generation Statistics

Twelve Months Ended December 31, 2012 and 2011

	December 31, 2012 (a)	December 31, 2011
Supply (in GWhs)
Nuclear Generation (b)
Mid-Atlantic	47,337	47,287
Midwest	92,525	92,010

Total Nuclear Generation	139,862	139,297
Fossil and Renewables (b)
Mid-Atlantic (b)(d)	8,808	7,572
Midwest	971	596
New England	9,965	8
ERCOT (e)	6,182	2,030
Other (f)	5,913	1,432

Total Fossil and Renewables	31,839	11,638
Purchased Power
Mid-Atlantic (c)	20,830	2,898
Midwest	9,805	5,970
New England	9,273	—
New York (c)	11,457	—
ERCOT (e)	23,302	7,537
Other (f)	17,327	2,503

Total Purchased Power	91,994	18,908
Total Supply/Sales by Region (h)
Mid-Atlantic (g)	76,975	57,757
Midwest (g)	103,301	98,576
New England	19,238	8
New York	11,457	—
ERCOT	29,484	9,567
Other (f)	23,240	3,935

Total Supply/Sales by Region	263,695	169,843

	December 31, 2012 (a)	December 31, 2011
Average Margin ($/MWh) (i) (j)
Mid-Atlantic (k)	$44.60	$58.00
Midwest (k)	29.02	35.99
New England	10.19	n.m.
New York	6.63	n.m.
ERCOT	13.74	8.78
Other (f)	5.64	(3.56)
Average Margin - Overall Portfolio	$27.45	$41.07
Around-the-clock Market Prices ($/MWh) (l)
PJM West Hub	$33.91	$43.56
NiHub	28.97	33.07
NEPOOL Mass Hub	6.06	8.71
NYPP Zone A	31.02	36.98
ERCOT North Spark Spread	3.23	11.88

(a)	Includes results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(c)	Purchased power includes physical volumes of 9,925 GWhs in the Mid-Atlantic and 9,350 GWhs in New York as a result of the PPA with CENG for the year ended December 31, 2012.
(d)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the Exelon and Constellation merger.
(e)	Generation from Wolf Hollow is included in purchased power for the period ending June 30, 2011 and through the acquisition date of August 24, 2011, and included within Fossil and Renewables subsequent to the acquisition date.
(f)	Other Regions includes South, West and Canada, which are not considered individually significant.
(g)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(h)	Total sales do not include physical proprietary trading volumes of 12,958 GWhs and 5,742 GWhs for the year ended December 31, 2012 and 2011, respectively.
(i)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(j)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(k)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(l)	Represents the average for the quarter.

EXELON CORPORATION

ComEd Statistics

	Three Months Ended December 31, 2012 and 2011
	Electric Deliveries (in GWhs)				Revenue (in millions)
				Weather- Normal
	2012	2011	% Change	% Change	2012	2011	% Change
Retail Deliveries and Sales (a)
Residential	6,183	6,166	0.3%	(1.0)%	$665	$764	(13.0)%
Small Commercial & Industrial	7,792	7,632	2.1%	1.8%	342	340	0.6%
Large Commercial & Industrial	6,595	6,721	(1.9)%	(1.6)%	99	95	4.2%
Public Authorities & Electric Railroads	340	316	7.6%	7.0%	13	12	8.3%

Total Retail	20,910	20,835	0.4%	(0.1)%	1,119	1,211	(7.6)%

Other Revenue (b)					170	151	12.6%

Total Electric Revenue					$1,289	$1,362	(5.4)%

Purchased Power					$421	$599	(29.7)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	2,030	1,832	2,293	10.8%	(11.5)%
Cooling Degree-Days	3	14	11	(78.6)%	(72.7)%

	Twelve Months Ended December 31, 2012 and 2011
	Electric Deliveries (in GWhs)				Revenue (in millions)
	2012	2011	% Change	Weather- Normal % Change	2012	2011	% Change
Retail Deliveries and Sales (a)
Residential	28,528	28,273	0.9%	(0.6)%	$3,037	$3,510	(13.5)%
Small Commercial & Industrial	32,534	32,281	0.8%	0.2%	1,339	1,517	(11.7)%
Large Commercial & Industrial	27,643	27,732	(0.3)%	(0.3)%	395	383	3.1%
Public Authorities & Electric Railroads	1,272	1,235	3.0%	4.2%	44	50	(12.0)%

Total Retail	89,977	89,521	0.5%	(0.1)%	4,815	5,460	(11.8)%

Other Revenue (b)					628	596	5.4%

Total Electric Revenue					$5,443	$6,056	(10.1)%

Purchased Power					$2,307	$3,035	(24.0)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	5,065	6,134	6,341	(17.4)%	(20.1)%
Cooling Degree-Days	1,324	1,036	842	27.8%	57.2%

Number of Electric Customers	2012	2011
Residential	3,455,546	3,448,481
Small Commercial & Industrial	365,357	365,824
Large Commercial & Industrial	1,980	2,032
Public Authorities & Electric Railroads	4,812	4,797

Total	3,827,695	3,821,134

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include late payment charges and mutual assistance program revenues.

EXELON CORPORATION

PECO Statistics

	Three Months Ended December 31, 2012 and 2011
	Electric and Gas Deliveries				Revenue (in millions)
	2012	2011	% Change	Weather- Normal % Change	2012	2011	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,079	2,937	4.8%	0.7%	$395	$392	0.8%
Small Commercial & Industrial	1,908	1,884	1.3%	(0.5)%	105	114	(7.9)%
Large Commercial & Industrial	3,708	3,665	1.2%	1.4%	53	47	12.8%
Public Authorities & Electric Railroads	229	235	(2.6)%	(2.6)%	7	9	(22.2)%

Total Retail	8,924	8,721	2.3%	0.6%	560	562	(0.4)%

Other Revenue (b)					54	61	(11.5)%

Total Electric Revenue					614	623	(1.4)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	17,466	15,257	14.5%	(1.3)%	165	147	12.2%
Transportation and Other	7,290	6,776	7.6%	5.7%	11	8	37.5%

Total Gas	24,756	22,033	12.4%	0.6%	176	155	13.5%

Total Electric and Gas Revenues					$790	$778	1.5%

Purchased Power and Fuel					$342	$358	(4.5)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	1,482	1,302	1,629	13.8%	(9.0)%
Cooling Degree-Days	31	14	19	121.4%	63.2%

	Twelve Months Ended December 31, 2012 and 2011
	Electric and Gas Deliveries				Revenue (in millions)
	2012	2011	% Change	Weather- Normal % Change	2012	2011	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	13,233	13,687	(3.3)%	(1.7)%	$1,689	$1,934	(12.7)%
Small Commercial & Industrial	8,063	8,321	(3.1)%	(2.3)%	462	585	(21.0)%
Large Commercial & Industrial	15,253	15,677	(2.7)%	(2.7)%	232	308	(24.7)%
Public Authorities & Electric Railroads	943	945	(0.2)%	(0.2)%	31	38	(18.4)%

Total Retail	37,492	38,630	(2.9)%	(2.2)%	2,414	2,865	(15.7)%

Other Revenue (b)					226	244	(7.4)%

Total Electric Revenue					2,640	3,109	(15.1)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	49,767	54,239	(8.2)%	(0.1)%	509	576	(11.6)%
Transportation and Other	26,687	28,204	(5.4)%	(4.8)%	37	35	5.7%

Total Gas	76,454	82,443	(7.3)%	(1.6)%	546	611	(10.6)%

Total Electric and Gas Revenues					$3,186	$3,720	(14.4)%

Purchased Power and Fuel					$1,375	$1,864	(26.2)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	3,747	4,157	4,603	(9.9)%	(18.6)%
Cooling Degree-Days	1,603	1,617	1,301	(0.9)%	23.2%

Number of Electric Customers	2012	2011	Number of Gas Customers	2012	2011
Residential	1,417,773	1,415,681	Residential	454,502	451,382
Small Commercial & Industrial	148,803	148,570	Commercial & Industrial	41,836	41,373

Large Commercial & Industrial	3,111	3,110	Total Retail	496,338	492,755
Public Authorities & Electric Railroads	9,660	9,689	Transportation	903	879

Total	1,579,347	1,577,050	Total	497,241	493,634

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended December 31, 2012

	Electric and Gas Deliveries	Revenue (in millions)
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,026	$314
Small Commercial & Industrial	3,686	136
Large Commercial & Industrial	365	9
Public Authorities & Electric Railroads	80	7

Total Retail	7,157	466

Other Revenue (b)		62

Total Electric Revenue		528

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	26,333	160
Transportation and Other (d)	3,145	15

Total Gas	29,478	175

Total Electric and Gas Revenues		$703

Purchased Power and Fuel		$326

Heating and Cooling Degree-Days	2012
Heating Degree-Days	1,616
Cooling Degree-Days	25

March 12, 2012 through December 31, 2012

	Electric and Gas Deliveries	Revenue (in millions)
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	10,133	$996
Small Commercial & Industrial	12,322	463
Large Commercial & Industrial	2,307	50
Public Authorities & Electric Railroads	200	25

Total Retail	24,962	1,534

Other Revenue (b)		200

Total Electric Revenue		1,734

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	57,882	313
Transportation and Other (d)	12,220	44

Total Gas	70,102	357

Total Electric and Gas Revenues		$2,091

Purchased Power and Fuel		$1,052

Heating and Cooling Degree-Days	2012
Heating Degree-Days	3,804
Cooling Degree-Days	1,012

As of December 31, 2012

Number of Electric Customers	2012	Number of Gas Customers	2012
Residential	1,116,233	Residential	610,827
Small Commercial & Industrial	119,122	Commercial & Industrial	44,228

Large Commercial & Industrial	5,452	Total Retail	655,055
Public Authorities & Electric Railroads	319	Transportation	—

Total	1,241,126	Total	655,055

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers electing to receive electric generation service from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 3,145 mmcfs ($14 million) for the three months ended December 31, 2012 and off-system revenue of 12,220 mmcfs ($39 million) from March 12, 2012 through December 31, 2012.